                                                                   Exhibit 10.19



                MEMORANDUM OF UNDERSTANDING DATED APRIL 14, 1997
                    BETWEEN THE COMPANY AND BELL SPORTS CORP.






                  [INFORMATION PLACED IN BRACKETS [ ] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                   TREATMENT REQUEST PURSUANT TO RULE 406 AND
                  HAS BEEN FILED SEPARATELY WITH THE COMMISSION





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                                                          Frisby/Bell Sports MOU
                                                                     Page 2 of 2

                           Memorandum of Understanding
                                     between
                            Frisby Technologies, Inc.
                                       and
                             Bell Sports Corporation

                                 April 14, 1997

The Parties hereto agree to establish a License Agreement in order to provide Bell Sports (hereinafter "Bell") with certain rights to develop and sell selected products that incorporate Frisby's patented ComforTemp(TM) foams and THERMASORB(TM) thermal additives (hereinafter "the Technology"), subject to the provisions and understandings which follow:

1. Scope of License - Frisby grants Bell a two (2) year exclusive license to make, use, and sell Snow Board and Ski Helmets incorporating the Technology into the worldwide marketplace.

2. License Fee - In return for the exclusive License granted above and in lieu of an up-front License fee, Bell agrees to perform each of the following actions:

a) Design and produce at least one style (SKU) of snowboarding helmet incorporating COMFORTEMP(TM) for inclusion in the 1997 product line,

b) Design and incorporate COMFORTEMP(TM) into all other snowboarding and premium ski helmets, including the children's line, for the 1997 mid-season or the 1998 product line, and

c) Aggressively promote the sale of these licensed products by, at a minimum:

   o prominently displaying the COMFORTEMP(TM) helmets at all applicable winter sports industry trade shows;

   o including the COMFORTEMP(TM) helmet as part of any Bell-sponsored skiing events/tours with COMFORTEMP(TM) prominently featured in promotional materials as provided by Bell and approved by Bell;

   o prominently featuring the COMFORTEMP(TM) logo in all advertising, brochures and promotional literatuRe that includes the Licensed product. Bell agrees to spend not less than $25,000 US on "advertising" (i.e., media insertions, point of purchase signage, brochures, creative products costs) for COMFORTEMP(TM) based products;

   o prominently displaying the COMFORTEMP(TM) hangtag (provided by Frisby) on all Bell helmets sold containing COMFORTEMP(TM);

   o featuring COMFORTEMP(TM) in all consumer advertising related to Bell helmets containing COMFORTEMP(TM).

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                                                          Frisby/Bell Sports MOU
                                                                     Page 3 of 2


3. Royalties - In addition to the above, Bell agrees to pay Frisby a royalty on [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]:

[This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.

                                                                            ]

The royalties are to be paid to Frisby within thirty days following the end of each calendar quarter.

4. Sole Source Supply - The Parties hereto agree that Frisby will be sole source of supply for all Thermasorb(TM) additives and/or COMFORTEMP(TM) foams that may be required by Bell, their subcontractors and/or affiliates to support product development efforts and production requirements for the ski and snowboard helmets.

5. Purchase Requirements - Upon signing of the License, Bell agrees to place purchase orders for each type of COMFORTEMP required (i.e., COMFORTEMP(TM) 50T83, 50T65, etc.). The purchase orders shall reflect volume brackets, pricing, minimum purchase requirements and minimum delivery requirements in accordance with [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

6. Delivery Of Product - In order to protect production lead times and customer requirements, Bell shall maintain an adequate inventory of COMFORTEMP(TM) on hand to support all orders due within ninety (90) days. All POs will be issued to Frisby by Bell not less than ninety (90) days preceding Bell's on-dock need dates.

7. Intellectual Property - All Technology licensed to Bell under this Agreement remains the exclusive intellectual property of Frisby for the commercial life of the Technology. However, if the Parties jointly develop, or Bell develops independently, patentable intellectual property related to the licensed Technology during the term of this License, then that Technology will become part of this Agreement with the License thereto granted to Bell in accordance with the License provisions in effect at that time.

8. Best Effort Support - Both Parties hereto agree to support new product development, new product introduction, promotion and sales of all licensed products incorporating the Technology with the best efforts of the Parties. This will include the active introduction of new products containing the Technology by Bell and the reasonable support by Frisby of Bell products containing the Technology. Frisby agrees to support Bell at not less than two sales


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                                                          Frisby/Bell Sports MOU
                                                                     Page 4 of 2


presentations and trade shows in order to answer any technical questions that potential customers may have.


FRISBY TECHNOLOGIES, INC.                     BELL SPORTS, INC.


/s/ Gregory S. Frisby                         /s/ Bell Sports, Inc.
---------------------------------------       ----------------------------------
Greg Frisby, Chief Executive Officer



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                                                          Frisby/Bell Sports MOU
                                                                     Page 5 of 2


                                                                    Attachment A

                            FRISBY TECHNOLOGIES, INC.


[This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.










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